POWER OF ATTORNEY

The undersigned hereby constitutes Amy B. Wherley, Kimberly N. Battin or Mark A. Hughes as attorney to sign for the undersigned and in her name, place and stead, any and all instruments and documents required to be filed with the Securities and Exchange Commission (i) in connection with any sale of securities of the undersigned under Rule 144 of the Securities Act of 1933 and (ii) under Section 16 of the Securities and Exchange Act of 1934, or any rules and regulations promulgated thereunder, ineach case with full power and authority to m'*e such filings and to do and perform any and all acts and things whatsoever requisite necessary or advisable to be done i n connection therewith, as fully and for aJ l intents and purposes as the undersigned could do if personally present, hereby approving the acts of said attorney-in-fact. The undersigned acknowledges that the foregoing attorney-in-fact in serving in such capacity at the request of the undersigned is not assuming any of the responsibilities of the undersigned to comply with Rule 144 of the Securities Act of 1933 or Section 16 of the Securities and Exchange Act of 1934 or the rules and regulatjon s promulgated thereunder.

This power of attorney shall remain in full force and effect until the undersigned is not longer required to make filings with the Securities and Exchange Commission in connection with the above, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of April, 2018.

/s/ Bobbi J. Kilmer

STATE OF PENNSYLVANIA	)
) SS:
COUNTY OF TIOGA	)

BEFORE ME, a Notary Public in and for said county and state, personally appeared the above-named Bobbi J. Kilmer who acknowledged that she did sign the foregoing instrument and that the same is her free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 19th day of April, 2018.

COMMONWEALTH OF PENNSYLVANIA NOTARIAL SEAL
Marcy J . Hughes, Notary Public	/s/ Marcy J. Hughes
Farmington Twp., Tioga County	Notary Public - Marcy Hughes
My Commission Expires July 27, 2019
MEMBER .PENNSYLVANIA ASSOCIATION Of NOTARIES	My commission expires: 07/27/2019